UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Circle Alexander Village Development Project

On November 27, 2012, Global Growth Trust, Inc. (“us,” “we,” “our,” or the “Company”), through an affiliate, GGT Crescent Alexander Holdings LLC, entered into the Limited Liability Company Agreement (the “Joint Venture Agreement”) with Crescent Alexander Village I, LLC (the “JV Partner”), an affiliate of Crescent Resources LLC, a real estate development group (“Crescent Resources”). Pursuant to the Joint Venture Agreement we agreed to fund an initial capital contribution of up to approximately $5.185 million for a 60% interest in a joint venture, GGT Crescent Alexander NC Venture, LLC, a Delaware limited liability company, (the “Joint Venture”), and the JV Partner agreed to fund an initial capital contribution of up to approximately $3.46 million for the remaining 40% interest in the Joint Venture. We, through our affiliate, are the managing member of the Joint Venture, but have delegated authority to manage certain of the day-to-day operations to the JV Partner, subject to our approval of major decisions, and certain rights to remove and replace the JV Partner. Generally, under the terms of the Joint Venture Agreement, operating cash flow will be distributed to us and the JV Partner on a pro rata basis. Upon the occurrence of a capital event, such as a sale of substantially all of the assets of the Joint Venture, the proceeds of the capital event will be distributed to us and the JV Partner pro rata until our invested capital is returned and a minimum return on capital is achieved, and thereafter, the JV Partner will receive a disproportionate higher share of any remaining sales proceeds, based on our having received certain minimum threshold returns. At any time after completion of the Development Project, described below, either member may make an all cash offer to purchase the other member’s entire interest in the Joint Venture; and the receiving member has the option to either sell to the offering member or to buy out the offering member at the offering price.

On November 27, 2012, as contemplated by the Joint Venture Agreement, the Joint Venture acquired from Crescent Resources a fee simple interest in a 22.43-acre parcel of land (the “Property”) located in the University Research Park section of Charlotte, North Carolina for a purchase price of $3.2 million. The initial capital contributions of the members of the Joint Venture funded the acquisition of the Property and related closing costs, as well as certain expenses, fees and pre-development costs. The Joint Venture will develop, construct and operate 12 three- and four-story buildings, and four cottages, totaling 320-residential “Class A” garden-style units on the Property, which will be known as “Circle Alexander Village” (the “Development Project”). The Development Project is governed by a Development Agreement between the Joint Venture and Crescent Development, LLC, an affiliate of Crescent Resources (“Crescent Development”) dated November 27, 2012 (the “Development Agreement”). The total budget for the Development Project under the Development Agreement is approximately $33.6 million. We are required to fund the balance of our capital commitment to the Joint Venture during the development period of the Development Project for certain development costs, and the balance of the development costs will be funded with the Construction Loan described below in Item 2.03. Crescent Development will serve as the developer for the Development Project, and shall be entitled to a fee equal to approximately $1.0 million. In addition, Crescent Multifamily Construction, LLC, also an affiliate of Crescent Resources (“Crescent Multifamily Construction”), will serve as the general contractor for the Development Project under the terms of a construction agreement between the Joint Venture and Crescent Multifamily Construction, dated November 27, 2012, pursuant to which it will be entitled to a fee equal to approximately $1.3 million. Commencement of construction is planned for the first quarter of 2013, with completion targeted for the second quarter of 2014. After construction is completed, we anticipate that the management of the Development Project will be provided by a national property management firm specializing in the on-site management of multifamily properties.

Crescent Resources is not affiliated with us or our advisor, however, the Development Project is our second joint venture project with Crescent Resources, the first of which is another multifamily development property known as Circle Crosstown, which is located near Tampa, Florida.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure under Items 1.01 and 2.03 herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Circle Alexander Village Financing

On November 27, 2012, the Joint Venture entered into a Construction Loan Agreement with Regions Bank (the “Lender”), pursuant to which development and construction costs of the Development Project will be funded by draws on a $25 million construction loan from the Lender (the “Construction Loan”). The Construction Loan has an initial term of three years, with two additional 12-month extensions, each subject to certain conditions and the payment of a loan extension fee. During the initial term, the Construction Loan will bear interest at the 30-day LIBOR rate plus 2.50%, adjusted monthly; and payments of accrued interest will be due and payable monthly in arrears. During the first extension period, monthly payments of principal and accrued interest will be required, based on a 30-year repayment amortization schedule and an assumed rate of 6.75%. During the second extension period, monthly payments of principal and accrued interest on the Construction Loan would be required, based on a 29-year repayment amortization schedule and an assumed rate of 6.75%. Assuming two extensions of the initial term, the estimated outstanding principal balance of the Construction Loan would be approximately $24.5 million at the end of the second extension period.

The Construction Loan Agreement and related documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default. The Construction Loan is recourse to the Joint Venture. The Construction Loan is secured by the Property and all improvements to be constructed thereon; and requires commencement of the Development Project within 90 days, and its completion within two years of the closing of the Construction Loan. Pursuant to the Guaranty Agreement dated November 27, 2012, Crescent Resources provided the Lender with a guaranty of up to 50% of the outstanding principal balance of the Construction Loan, and up to 100% of all accrued interest; provided, however, that the guaranty of the principal balance may be reduced to 25% and 10%, provided certain conditions are met. Pursuant to the Completion Guaranty dated November 27, 2012, Crescent Resources has also guaranteed full completion of the construction of the Development Project.

Item 7.01	Regulation FD Disclosure

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor otherwise subject to the liabilities under said Section. Additionally, the information in this Item 7.01 disclosure, including Exhibit 99.1 shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Liability Company Agreement of GGT Crescent Alexander NC Venture, LLC dated as of November 27, 2012.

10.2	Development Agreement between Crescent Development, LLC and GGT Crescent Alexander NC Venture, LLC dated as of November 27, 2012.

10.3	Construction Loan Agreement between GGT Crescent Alexander NC Venture, LLC and Regions Bank dated as of November 27, 2012.

10.4	Secured Promissory Note in the original principal amount of $25 million, by GGT Crescent Alexander NC Venture, LLC in favor of Regions Bank, dated November 27, 2012.

99.1	Press Release dated December 3, 2012.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 19, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; unknown liabilities of acquired properties or liabilities caused by property managers or operators; inaccuracies of our accounting estimates; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2012	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of GGT Crescent Alexander NC Venture, LLC dated as of November 27, 2012.

10.2	Development Agreement between Crescent Development, LLC and GGT Crescent Alexander NC Venture, LLC dated as of November 27, 2012.

10.3	Construction Loan Agreement between GGT Crescent Alexander NC Venture, LLC and Regions Bank dated as of November 27, 2012.

10.4	Secured Promissory Note in the original principal amount of $25 million, by GGT Crescent Alexander NC Venture, LLC in favor of Regions Bank, dated November 27, 2012.

99.1	Press Release dated December 3, 2012.

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